EXHIBIT 10.26
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                    SEPARATION AGREEMENT AND GENERAL RELEASE

         This Separation Agreement and General Release (this "Agreement") by and between Change Technology Partners, Inc. (the "Company") and William B. Avery, a resident of New Canaan, Connecticut ("Executive"), is dated as of this 17th day of June, 2003.

         WHEREAS, Executive is President and Chief Executive Officer of the Company;

         WHEREAS, the Company and Executive have entered into an agreement dated as of September 17, 2001 (the "Employment Agreement"), governing the terms and conditions of Executive's employment with the Company as well as a Stock Option Award Agreement also dated September 17, 2001 (the "Award Agreement");

         WHEREAS, Company and Executive have agreed that Executive's employment as the President and Chief Executive Officer of the Company shall be terminated effective as of the date hereof (the "Termination Date"); and

         WHEREAS, each of Company and Executive desires to set forth herein its respective rights and obligations to the other following the Termination Date and that the Employment Agreement and the Award Agreement terminate as of the Termination Date;

         NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the Company and Executive (collectively, the "Parties") hereby agree as follows:

         1. SEPARATION. The Executive's employment with the Company is hereby terminated and Executive resigns any and all appointments he holds with the Company and its affiliates and subsidiaries, whether as an officer, director, employee, consultant, agent or otherwise, without any further action required, in each case, as of the Termination Date. Effective as of the Termination Date, (i) Executive shall have no authority to act on behalf of the Company or any of its affiliates or subsidiaries, and shall not hold himself out as having such authority or otherwise act in an executive or other decision making capacity; and (ii) except as otherwise provided herein, the Employment Agreement and the Award Agreement shall terminate and neither Executive nor any member of the Company Group (as defined in Section 3 below) shall have any obligations thereunder following the Termination Date.

         2.       ENTITLEMENTS.

                  (a) During the period beginning on the Termination Date and ending on December 31, 2003 (the "Severance Period"), the Company shall make payments to Executive in respect of salary at an annual rate of $280,000, payable, in the sole discretion of the Executive, in accordance with the normal pay practices of the Company or as a one time payment in an amount equal to the salary owed to Executive for the Severance Period;

                  (b) The Company shall continue to provide Executive with insurance (including, but not limited to, life, disability, accident, medical and dental insurance and/or benefits and family medical and dental insurance), death benefits and other insurance benefits



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(collectively, "Insurance Benefits"), all in coverage, form, manner and cost to
Executive substantially equivalent to such benefits which the Company provided to Executive as of the date hereof, at all times during the period beginning on the Termination Date and ending on December 31, 2004 (the "Insurance Benefits Period");

                  (c) During the period beginning on the Termination Date and ending on June 30, 2003 or until such time as no secretary paid by the Company is located in Greenwich, Connecticut, the Company shall provide Executive with a secretary and secretarial services in form and manner substantially equivalent to that provided to Executive in his employment as President and Chief Executive Officer of the Company;

                  (d) During the period beginning on the Termination Date and ending on September 30, 2003, the Company shall provide Executive with an office at the headquarters of the Company substantially equivalent to that provided to Executive immediately prior to the Termination Date;

                  (e) During the period beginning on the Termination Date and ending on December 31, 2003, the Company shall continue to provide Executive with access to, and use of, the email address of bill.avery@change.com;

                  (f) Effective as of the date of this Agreement, those share options granted to Executive under the Award Agreement not yet vested shall immediately vest and, notwithstanding any provision of the Award Agreement to the contrary, all Nine Million (9,000,000) share options granted to Executive under the Award Agreement shall be exercisable on or before March 31, 2005;

                  (g) Company shall pay all attorneys fees reasonably incurred by Executive in respect of this Agreement;

                  (h) Company shall pay costs not to exceed Five Hundred Dollars ($500.00) reasonably incurred by Executive in respect of the transfer of Executive's computer and electronic files off of Company's server to a location designated by Executive;

                  (i) Company shall pay all costs reasonably incurred by Executive in moving the Executive's personal property and furniture from the Company's office to a location designated by Executive;

                  (j) As soon as practicable following the Termination Date and subject to any consent, if necessary, Company shall transfer and assign to the Executive all of its right, title and interest in and to InSys Technology LLC, a Delaware limited liability company ("InSys"), which membership interest constitutes a forty nine percent (49%) in InSys and under a certain promissory note made by John J. Goodwin in a principal amount of $100,000 (the "InSys Note");

                  (k) Company shall pay all Federal, state and local income tax liabilities of Executive arising out of the transfer to the Executive of the Company's interest in InSys and the InSys Note;


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                  (l)      As soon as practicable following the Termination Date
and subject to any consent, if necessary, Company shall transfer and assign to the Executive all of its right, title and interest in and to a certain Warrant to purchase common stock, dated November 2, 2001, issued by RAND Interactive Corporation, a Maryland corporation (the "Rand Warrant"); and

                  (m) Company shall pay all Federal, state and local income tax liabilities of Executive arising out of the transfer to the Executive of the Company's interest in the Rand Warrant.

         3. RETURN OF COMPANY PROPERTY. No later than the Termination Date, Executive shall return to the Company all originals and copies of papers, notes and documents (in any medium, including computer disks), whether property of the Company or any of its subsidiaries or affiliates, (collectively, the "Company Group") or not, prepared, received or obtained by Executive during the course of his employment with the Company Group, and all equipment and property of the Company Group which may be in Executive's possession or under his control, whether at the Company Group's offices, Executive's home or elsewhere, including all such papers, work papers, notes, documents and equipment in the possession of Executive. Executive agrees that he and his family shall not retain copies of any such papers, work papers, notes and documents. Notwithstanding the foregoing, Executive may retain copies of any employment or benefits agreements between Executive and the Company Group, this Agreement, any publicly filed materials and any employee benefit plan materials distributed generally to participants in any such plan by the Company Group. On the Termination Date, all telephone and other accounts being paid by the Company Group on Executive's behalf shall be terminated and all company credit cards shall be returned to the Company Group and canceled. To the extent any charges are made by Executive using company accounts or credit cards after the Termination Date, such charges will be solely Executive's responsibility.

         4. CONFIDENTIALITY. Executive acknowledges that by reason of his employment he has had access to and acquired proprietary and other confidential information and trade secrets concerning operations, future plans and methods of doing business of the Company Group. Accordingly, Executive covenants that he will not at any time hereafter reveal or divulge to any person, firm, corporation or other business entity or use for his own personal or business purposes any trade secrets or confidential information or knowledge relating to the business or businesses of the Company Group, including without limiting the generality of the foregoing, any information or knowledge pertaining to products, formulae or processes, and developments or improvements with respect thereto, inventions, discoveries, trademarks, patents, designs, sketches, manufacturing, packaging, merchandising, advertising, distribution and sales methods, sales and profits figures, budgeting materials, customer lists and relationships between the Company Group and any of its clients, suppliers, or affiliates (collectively called the "Confidential Information"). As used in this Agreement, an "affiliate" of the Company means each corporation or other business entity at any time directly or indirectly controlling, controlled by, or under common control with any member of the Company Group, its successors or assigns, and the term "client" means any person, firm or corporation to whom goods, services or intellectual property were actively being supplied by the Company Group for compensation at the time Executive learned of such person's, firm's or corporation's Confidential Information, or to whom Executive has knowledge that the Company Group is at such time actively soliciting a


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business relationship to engage in such activities. Executive acknowledges that any materials or documents relating to the Company Group's Confidential Information, in existence or developed in the future, including all copies thereof, are proprietary to the Company Group and shall, following the termination of Executive's employment, regardless of the circumstances thereof or reasons therefore, remain the Company Group's sole and exclusive property and that Executive shall immediately return all such materials and documents including any copies thereof to the Company Group upon the Termination Date.

         5. NON-SOLICITATION. During the Severance Period, Executive will not, either for his benefit or for the benefit of any other person or entity, directly or indirectly solicit any contractor or employee of the Company or its subsidiaries to terminate his or her employment or other relationship with the Company or its subsidiaries.

         6. CUSTOMER AND SUPPLIER SOLICITATION. During the Severance Period, Executive shall not divert, or attempt to divert any person, business or entity from doing business with the Company, nor will Executive attempt to induce any such person, business or entity to cease being a customer of or supplier to the Company.

         7. NON-DISPARAGEMENT. Executive will not, at any time, publicly disparage the Company, its affiliates and shareholders or any of their officers, directors, employees or agents, other than in connection with disclosures required by applicable law, regulation or order of court or governmental agency.

         8.       ACKNOWLEDGMENT AND RELEASE.

                  (a) In consideration of the Company's execution of this Agreement, and except with respect to the Company's obligations arising under or preserved in this Agreement, Executive, for and on behalf of himself and his heirs and assigns, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out of or relating to Executive's employment or termination of employment with, or his serving in any capacity in respect of, any member of the Company Group, both known and unknown, in law or in equity, which Executive may now have or ever had against any member of the Company Group or any shareholder, employee, director or officer of any member of the Company Group (collectively, the "Releasees"), including, without limitation, under the Employment Agreement or the Award Agreement, and any complaint, charge or cause of action arising out of his employment with the Company Group under the Age Discrimination in Employment Act of 1967 ("ADEA," a law which prohibits discrimination on the basis of age), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, all as amended; and all other federal, state and local laws. By signing this Agreement Executive acknowledges that he intends to waive and release any rights known or unknown he may have against the Releasees under these and any other laws; PROVIDED, HOWEVER, that Executive does not waive or release claims with respect to the right to enforce this Agreement.

                  (b) Executive acknowledges that he has not filed any complaint, charge, claim or proceeding against any of the Releasees before any local, state or federal


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agency, court or other body relating to his employment or the resignation thereof (each individually a "Proceeding"). Executive represents that he is not aware of any basis on which such a Proceeding could reasonably be instituted.

                  (c) Executive (i) acknowledges that he will not initiate or cause to be initiated on his behalf any Proceedings and will not participate in any Proceeding, in each case, except as required by law; and (ii) waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission ("EEOC"). Further, Executive understands that by entering into this Agreement, he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Releasees. Notwithstanding the above, nothing in this Section 8 shall prevent Executive from (x) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under ADEA contained in Section 8 (but no other portion of such waiver); or (y) initiating or participating in an investigation or proceeding conducted by the EEOC with respect to ADEA.

                  (d) Executive acknowledges that he has been given twenty-one (21) days from the date of receipt of this Agreement to consider all the provisions of this Agreement and he does hereby knowingly and voluntarily waive said given twenty-one (21) day period. EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO CONSULT AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN THIS SECTION 8 AND THE OTHER PROVISIONS HEREOF. EXECUTIVE ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT AND EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

                  (e) Executive shall have seven days from the date of his execution of this Agreement to revoke this Agreement, including the release given under this Section 8 with respect to all claims referred to herein (including, without limitation, any and all claims arising under ADEA). If Executive revokes this Agreement including, without limitation, the release given under this Section 8, Executive will be deemed not to have accepted the terms of this Agreement, and no action will be required of the Company under any Section of this Agreement.

         9.       AVAILABILITY OF RELIEF.

                  (a) In the event that Executive willfully and materially breaches Section 5, 6 or 7 of this Agreement, the Company may, in addition to any other remedies it may have, terminate any benefits or payments that are subsequently due under this Agreement, without waiving the release granted herein.

                  (b) Executive acknowledges and agrees that the remedy at law available to the Company Group for breach of any of his post-termination obligations under this


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Agreement, including but not limited to his obligations under Sections 4, 5, 6 and 7 of this Agreement, would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company Group may have at law, in equity or under this Agreement, upon adequate proof of his violation of any such provision of this Agreement, the Company Group shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

         10.      MISCELLANEOUS.

                  (a) NOTICES. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when hand delivered as follows:


                           If to the Company:

                           Change Technology Partners, Inc.
                           537 Steamboat Road
                           Greenwich, Connecticut 06830
                           Attention:  Michael Gleason


                           If to Executive:

                           William B. Avery
                           941 Ponus Ridge Road
                           New Canaan, Connecticut 06840

                           With a Copy to:

                           Christopher G. Martin
                           Martin, Lucas & Chioffi, LLP
                           1177 Summer Street
                           Stamford, Connecticut 06905


or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto.

                  (b) SUCCESSOR. This Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, successors and assigns.

                  (c) TAXES. Except as otherwise provided herein, Executive shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable to Executive under this Agreement. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are


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required to be withheld by applicable laws and regulations.

                  (d) ENTIRE AGREEMENT. This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and contains all agreements, whether written, oral, express or implied, between the Parties relating thereto and supersedes and extinguishes any other agreement relating thereto, whether written, oral, express or implied, between the Parties, including, without limitation, the Employment Agreement and the Award Agreement. Other than this Agreement, there are no agreements of any nature whatsoever among the Parties that survive this Agreement. This Agreement may not be modified or amended, nor may any rights under it be waived, except in a writing signed and agreed to by the Parties.

                  (e) SEVERABILITY. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

                  (f) COUNTERPARTS. This Agreement may be executed by one or more of the Parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

                  (g) NON-ADMISSION. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of Executive or on the part of the Company.

                  (h) NO MITIGATION. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment and, to the extent that Executive obtains or undertakes other employment, the payment will not be reduced by the earnings of Executive from the other employment.

                  (i) GOVERNING LAW/VENUE. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of Connecticut, without regard to principles of conflicts of laws. Any dispute regarding this Agreement shall be adjudicated in the state or Federal courts located in Connecticut.



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         IN WITNESS WHEREOF, the undersigned have executed this Agreement on
June 17, 2003.


                                       CHANGE TECHNOLOGY PARTNERS, INC.




                                       By: /s/ Michael R. Gleason
                                           ----------------------------
                                           Name:  Michael R. Gleason
                                           Title: Chairman



                                       EXECUTIVE


                                       /s/ William B. Avery
                                       --------------------------------
                                       William B. Avery



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